UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 17, 2014

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue Suite 270 Portland, Oregon 97239
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On July 22, 2014, Galena Biopharma, Inc., a Delaware corporation (the “Company”), and MonoSol Rx, a private specialty pharmaceutical company, entered into a definitive agreement to license the exclusive U.S. rights to Zuplenz® (ondansetron) oral soluble film, subject to the court approval of a settlement that MonoSol Rx has reached with the former U.S. licensee of Zuplenz. Zuplenz was approved by the U.S. Food and Drug Administration ("FDA") in 2011. The asset was licensed from MonoSol Rx, LLC the developer of the oral soluble film technology, PharmaFilm®, and manufacturer and supplier of the product.

Zuplenz was approved by the FDA in adult patients for the prevention of highly and moderately emetogenic chemotherapy-induced nausea and vomiting (CINV), radiotherapy-induced nausea and vomiting (RINV), and post-operative nausea and vomiting (PONV), and in pediatric patients for moderately emetogenic CINV. Nausea and vomiting are two of the most common side-effects experienced by post-surgery patients and it is estimated that up to 90% of chemotherapy and up to 80% of radiotherapy patients will experience CINV and RINV, respectively. The active pharmaceutical ingredient in Zuplenz, ondansetron, is used to prevent nausea and vomiting caused by cancer chemotherapy, radiation therapy, and surgery.

In exchange for the U.S. rights to Zuplenz, upon the effectiveness of the license and transfer to the Company of the New Drug Application (NDA) for Zuplenz, the Company will pay MonoSol Rx a total of $5 million in cash and stock. In addition to the up-front payment, the Company will pay MonoSol Rx: (i) $0.5 million upon the earlier of (a) a predetermined managed care achievement or (b) by December 31, 2014, (ii) future cash milestone payments based on our "net sales" of Zuplenz and (iii) a fixed double-digit royalty on future "net sales."

Under the terms of the license agreement, we assumed responsibility for the U.S. commercialization of Zuplenz and for all regulatory and reporting matters in the U.S. The license agreement includes various representations, warranties, covenants, indemnification and termination and other customary provisions for transactions of this type.

The foregoing descriptions of the license agreement do not purport to be complete descriptions of the terms and conditions therein and are qualified in their entirety by reference to the full text of the license agreement that will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the nine months ending September 30, 2014. On July 22, 2014, the Company issued a press release announcing its license agreement of Zuplenz, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated July 22, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	July 22, 2014	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D. President and Chief Executive Officer